                                                                     EXHIBIT 2.1

                    PLAN OF MERGER AND ACQUISITION AGREEMENT



                          DATED EFFECTIVE JULY16, 1999



                                  BY AND AMONG

                              ILEX ONCOLOGY, INC.,

                             ILEX ACQUISITION, INC.,

                        CONVERGENCE PHARMACEUTICALS, INC.

                                       AND

                                 VIKAS SUKHATME
                                RAGHURAM KALLURI
                               RALPH WEICHSELBAUM
                                   DONALD KUFE
                                  GLENN C. RICE
                                  TSUNEYA OHNO

                                TABLE OF CONTENTS



1.       GENERAL DEFINITIONS...................................................................1
         1.1      "Affiliate"..................................................................1
         1.2      "ApoMigren(TM)"..............................................................1
         1.3      "Arresten(TM)"...............................................................1
         1.4      "Article"....................................................................2
         1.5      "Assets".....................................................................2
         1.6      "Associate"..................................................................2
         1.7      "Authorization"..............................................................2
         1.8      "Balance Sheet Date".........................................................2
         1.9      "Best Knowledge".............................................................2
         1.10     "Business Combination".......................................................2
         1.11     "Business Day"...............................................................2
         1.12     "CanStatin(TM)"..............................................................2
         1.13     "CERCLA".....................................................................2
         1.14     "Certificate"................................................................2
         1.15     "Change of Control"..........................................................2
         1.16     "Chelerythrine"..............................................................2
         1.17     "Code".......................................................................3
         1.18     "Contracts"..................................................................3
         1.19     "Control"....................................................................3
         1.20     "Damages"....................................................................3
         1.21     "Deposits"...................................................................3
         1.22     "Earn-Out Right".............................................................3
         1.23     "Earn-Out Shares"............................................................3
         1.24     "Effective Time".............................................................3
         1.25     "Encumbrance"................................................................3
         1.26     "Environmental Laws".........................................................3
         1.27     "Environmental Liabilities"..................................................4
         1.28     "ERISA"......................................................................4
         1.29     "Exchange Act"...............................................................4
         1.30     "Financial Statements".......................................................4
         1.31     "First Milestone"............................................................4
         1.32     "Former Seller Shareholder"..................................................4
         1.33     "Governmental Authority".....................................................4
         1.34     "Governmental Requirement"...................................................4
         1.35     "ILEX Stock".................................................................4
         1.36     "Indemnitee".................................................................4
         1.37     "Indemnitor".................................................................5
         1.38     "Intellectual Property"......................................................5
         1.39     "IRS"........................................................................5
         1.40     "Licenses"...................................................................5
         1.41     "Losses".....................................................................5
         1.42     "Material Adverse Effect"....................................................6
         1.43     "Matrix".....................................................................6
         1.44     "Matrix Note"................................................................6
         1.45     "Merger Consideration".......................................................6
         1.46     "NM-3".......................................................................6
         1.47     "Parties"....................................................................6
         1.48     "PBGC".......................................................................6
         1.49     "Permitted Encumbrances".....................................................6


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
         1.50     "Person".....................................................................6
         1.51     "Pro Rata Share".............................................................6
         1.52     "Purchaser Stock"............................................................6
         1.53     "RCRA".......................................................................6
         1.54     "Reference Balance Sheet"....................................................6
         1.55     "Research Funding"...........................................................7
         1.56     "Research Committee".........................................................7
         1.57     "Restin(TM)".................................................................7
         1.58     "Schedule"...................................................................7
         1.59     "SEC"or "Commission".........................................................7
         1.60     "SEC Documents"..............................................................7
         1.61     "Second Milestone"...........................................................7
         1.62     "Section"....................................................................7
         1.63     "Securities Act".............................................................7
         1.64     "Seller Stock"...............................................................7
         1.65     "Subsidiary".................................................................7
         1.66     "Surviving Corporation"......................................................7
         1.67     "Taxes"......................................................................7
         1.68     "Tax Returns"................................................................7
         1.69     "Third-Party Claims".........................................................7
         1.70     "TumStatin(TM)"..............................................................8
         1.71     "Waste Materials"............................................................8

2.       MERGER................................................................................8
         2.1      The Merger...................................................................8
         2.2      Surviving Corporation........................................................8
         2.3      Liabilities..................................................................8
         2.4      Certificate of Incorporation and Bylaws......................................8
         2.5      Directors and Officers.......................................................8
         2.6      Conversion or Cancellation of Stock Upon Merger..............................9
         2.7      Earn-Out Right...............................................................9
         2.8      Fractional Shares...........................................................10
         2.9      Exchange Procedures.........................................................10
         2.10     Interim Dividends...........................................................10
         2.11     Additional Consideration....................................................10
         2.12     Further Assurances..........................................................10

3.       CLOSING; CLOSING DATE................................................................11

4.       REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER.........................11
         4.1      Incorporation...............................................................11
         4.2      Share Capital...............................................................11
         4.3      Financial Statements........................................................12
         4.4      Events Since the Balance Sheet Date.........................................12
         4.5      Competing Interests.........................................................13
         4.6      Taxes.......................................................................14
         4.7      Employee Matters............................................................15
         4.8      Contracts and Agreements....................................................15
         4.9      Effect of Agreement.........................................................18
         4.10     Properties, Assets and Leasehold Estates....................................18
         4.11     Intellectual Property.......................................................19
         4.12     Compliance with Laws........................................................21
         4.13     Suits, Actions and Claims...................................................24
         4.14     Licenses and Permits; Compliance With Governmental Requirements.............24

                                      -ii-
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
         4.15     Authorization...............................................................24
         4.16     Records.....................................................................25
         4.17     Environmental Protection Laws...............................................26
         4.18     Accounts Receivable.........................................................26
         4.19     Brokers and Finders.........................................................26
         4.20     Deposits....................................................................26
         4.21     Work Orders.................................................................26
         4.22     Customer List; Supplier List................................................26
         4.23     No Royalties................................................................26
         4.24     Bank Accounts...............................................................26
         4.25     Insurance...................................................................27
         4.26     Employee Benefit Matters....................................................27
         4.27     Warranties and Product Liability............................................29
         4.28     Securities Laws Matters.....................................................29

5.       REPRESENTATIONS AND WARRANTIES OF THE ILEX PARTIES...................................31
         5.1      Purchaser Incorporation.....................................................31
         5.2      ILEX Incorporated...........................................................31
         5.3      ILEX Products Incorporation.................................................31
         5.4      Authorization...............................................................32
         5.5      Brokers and Finders.........................................................32
         5.6      Authorization for Merger Consideration......................................32
         5.7      SEC Documents...............................................................32

6.       NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND
         WARRANTIES OF SELLER AND EACH SHAREHOLDER............................................33

7.       CONDITIONS TO OBLIGATION TO CLOSE....................................................33
         7.1      Conditions to Obligation of the ILEX Parties................................33
         7.2      Conditions to Obligation of Seller and the Shareholders.....................35

8.       SPECIAL CLOSING AND POST-CLOSING COVENANTS...........................................35
         8.1      General.....................................................................36
         8.2      Litigation Support..........................................................36
         8.3      Transition..................................................................36
         8.4      Intellectual Property Assignment............................................36
         8.5      Use of Name of Seller.......................................................36
         8.6      Research and Development Spending...........................................36
         8.7      Seller Information..........................................................37
         8.8      Board Representation........................................................37

9.       INDEMNITY BY THE SHAREHOLDERS........................................................37
         9.1      Indemnification by each Shareholder.........................................37
         9.2      Environmental Indemnification...............................................37
         9.3      Tax Indemnification.........................................................37
         9.4      Products Liability and Warranty Indemnification.............................38
         9.5      Indemnification by the ILEX Parties.........................................38
         9.6      Limitation on Indemnification; Basket.......................................38
         9.7      Procedure...................................................................39
         9.8      Payment.....................................................................40
         9.9      Failure to Pay Indemnification..............................................40
         9.10     Cooperation.................................................................40

10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION...........................................40

                                      -iii-
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
11.      NOTICES..............................................................................41

12.      GENERAL PROVISIONS...................................................................44
         12.1     Governing Law; Interpretation; Section Headings.............................44
         12.2     Severability................................................................44
         12.3     Entire Agreement............................................................45
         12.4     Binding Effect..............................................................45
         12.5     Assignment..................................................................45
         12.6     Amendment; Waiver...........................................................45
         12.7     Gender; Numbers.............................................................45
         12.8     Counterparts................................................................45
         12.9     Telecopy Execution and Delivery.............................................45
         12.10    Expenses....................................................................46
         12.11    Arbitration.................................................................46
         12.12    Effect of Due Diligence.....................................................47
         12.13    Press Releases and Public Announcements.....................................47
         12.14    No Third Party Beneficiaries................................................47
         12.15    Construction................................................................47
         12.16    Incorporation of Exhibits, Annexes and Schedules............................47
         12.17    Specific Performance........................................................47
         12.18    Remedies Cumulative.........................................................48



Exhibit 1.24 -    Form of Certificate of Merger
Exhibit 2.11 -    Non-Competition Agreement
Exhibit 7.1(k) -  Consulting Agreement
Exhibit 7.1(l) -  Employment Agreement
Exhibit 8.4 -     Intellectual Property Assignment
Exhibit 8.6 -     Research Funding Guidelines

Schedule 4.1 -    Foreign Qualifications
Schedule 4.2(b) - Capital Stock
Schedule 4.3(a) - Financial Statements
Schedule 4.4 -    Balance Sheet
Schedule 4.5 -    Competing Interests
Schedule 4.6 -    Taxes
Schedule 4.7 -    Employee Matters
Schedule 4.8 -    Contracts and Agreements
Schedule 4.9 -    Governmental License, Franchise or Permit
Schedule 4.10 -   Properties, Assets and Leasehold Estates
Schedule 4.11 -   Intellectual Property
Schedule 4.12 -   NDA or ANDA Drugs Approved by FDA
Schedule 4.13 -   Suits, Actions and Claims
Schedule 4.14 -   Licenses and Permits; Compliance With Governmental Requirements
Schedule 4.17 -   Environmental Protection Laws
Schedule 4.18 -   Accounts Receivable
Schedule 4.20 -   Deposits
Schedule 4.22 -   Customer Lists
Schedule 4.23 -   Royalties
Schedule 4.24 -   Bank Accounts
Schedule 4.25 -   Insurance

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
Schedule 4.26 -   Employee Benefit Plans and Compensation Agreements
Schedule 4.27 -   Warranties and Product Liability
Schedule 4.28 -   Shareholders' Residence
Schedule 5.8 -    Events Since March 31, 1999 (ILEX)



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






                    PLAN OF MERGER AND ACQUISITION AGREEMENT


         THIS PLAN OF MERGER AND ACQUISITION AGREEMENT (this "Agreement") is made and entered into this 16th day of July, 1999, by and among (i) Convergence Pharmaceuticals, Inc., a Delaware corporation ("Seller"), (ii) Vikas Sukhatme ("Sukhatme"), Raghuram Kalluri ("Kalluri"), Ralph Weichselbaum ("Weichselbaum"), Donald Kufe ("Kufe"), Glenn C. Rice ("Rice") and Tsuneya Ohno ("Ohno") (collectively, the "Shareholders" or, individually, a "Shareholder"), (iii) ILEX Oncology, Inc., a Delaware corporation ("ILEX"), and (iv) ILEX Acquisition Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H :

         WHEREAS, ILEX is in the business of developing clinical oncology compounds; and

         WHEREAS, in connection with the transactions contemplated by this Agreement, ILEX previously caused Purchaser to be organized and to issue to ILEX Products, Inc., a Delaware corporation and wholly-owned subsidiary of ILEX ("ILEX Products", and, together with ILEX and Purchaser, the "ILEX Parties"), all of the issued and outstanding shares of capital stock of Purchaser; and

         WHEREAS, Seller is a biopharmaceutical company focused on treatment of oncogenic disease through the development of novel therapeutics (the "Business"); and

         WHEREAS, the Shareholders are the only shareholders of Seller, holding all of the issued and outstanding shares of capital stock of Seller; and

         WHEREAS, the respective boards of directors of ILEX, ILEX Products, Purchaser and Seller have voted to approve the merger of Seller with and into Purchaser (the "Merger") pursuant to the terms and subject to the conditions of this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that Seller shall be merged with and into Purchaser and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth:

         1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.2 "ApoMigren" shall mean a 10Kd fragment of Restin(TM).

         1.3 "Arresten" shall mean a c-terminal fragment (NCI domain) of Collagen IV alpha 1 chain.

         1.4 "Article" shall mean an Article of this Agreement unless otherwise stated.

         1.5 "Assets" shall mean the assets, properties and rights of Seller of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, whether or not reflected in the books and records of Seller, necessary or desirable to permit the Business to be carried on in the manner as is presently conducted.

         1.6 "Associate" shall have the meaning assigned to it in Section 4.5.

         1.7 "Authorization" shall mean any consent, approval or authorization of, expiration or termination of any waiting period requirement by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

         1.8 "Balance Sheet Date" shall have the meaning assigned to it in
Section 4.3.

         1.9 "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include the directors and executive officers of the Person.

         1.10 "Business Combination" shall mean (i) any merger or consolidation of, or share exchange involving, the Seller with or into any Person, (ii) any sale, lease, exchange, transfer or other disposition (whether in one transaction or a series of related transactions) of more than ten percent of the Seller's consolidated assets, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Seller, (iv) any issuance, sale, purchase or redemption of equity securities, any reclassification of equity securities or recapitalization of the Seller, and (v) any transaction having an effect similar to those described above.

         1.11 "Business Day" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in San Antonio, Texas are authorized or required by law to close.

         1.12 "CanStatin(TM)" shall mean c-terminal fragment (NCI domain) of Collagen IV alpha 2 chain.

         1.13 "CERCLA" shall mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

         1.14 "Certificate" shall mean each stock certificate representing shares of Seller Stock.

         1.15 "Change of Control" shall mean (i) a merger or consolidation in which Control of ILEX is transferred to a Person or Persons different from those holding such securities prior to such merger or consolidation; or (ii) the sale, transfer or other disposition of all or substantially all of ILEX's assets to an entity other than a Person or Persons having Control of ILEX.

         1.16 "Chelerythrine" shall mean a first-generation inhibitor of DNA-PK.

         1.17 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.18 "Contracts" shall have the meaning assigned to it in Section 4.8.

         1.19 "Control" and all derivations thereof shall mean the ability to either (a) vote (or direct the vote of) 50% or more of the voting interests in any Person or (b) direct the affairs of another, whether through voting power, contract or otherwise.

         1.20 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, punitive damages, loss of profits, refund obligations (including, without limitation, interest and penalties thereon), claims of any and every kind whatsoever, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating, prosecuting and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and reasonable expenses and all reasonable fees and reasonable expenses of consultants and other professionals)).

         1.21 "Deposits" shall have the meaning assigned to it in Section 4.20.

         1.22 "Earn-Out Right" shall have the meaning assigned to it in Section 2.7.

         1.23 "Earn-Out Shares" shall mean 1,000,000 shares of ILEX Stock otherwise deliverable at the Effective Time to the Former Seller Shareholders in connection with the Merger

         1.24 "Effective Time" shall mean the time at which a properly executed certificate of merger in substantially the form attached to this Agreement as
Exhibit 1.24 (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of Delaware.

         1.25 "Encumbrance" shall mean any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

         1.26 "Environmental Laws" shall mean any and all applicable laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment heretofore or currently in effect in any and all jurisdictions in which Seller is conducting or at any time has conducted business, or where any of the Assets are located, or where any hazardous substances generated by or disposed of by Seller are located. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and all other applicable laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Authority relating to
(a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The terms "hazardous substance," "release" and "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA.

         1.27 "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative or monitoring costs and any other related costs and reasonable expenses), other causes of action recognized now or at any later time, damages, settlements, reasonable expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, reasonable attorneys' fees and other reasonable legal fees (a) pursuant to any agreement, order, notice or responsibility, directive embodied in Environmental Laws or relating to environmental matters, injunction, judgment or similar documents (including settlements) relating to environmental matters or (b) pursuant to any claim by a Governmental Authority or other person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred by such Governmental Authority or person pursuant to common law or statute.

         1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.29 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.30 "Financial Statements" shall have the meaning assigned to it in
Section 4.3.

         1.31 "First Milestone" shall have the meaning assigned to it in Section 2.7.

         1.32 "Former Seller Shareholder" shall mean each Person who was, immediately before the Effective Time, a holder of issued and outstanding shares of Seller Stock.

         1.33 "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.34 "Governmental Requirement" shall mean any and all applicable laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority in effect as of the Effective Time.

         1.35 "ILEX Stock" shall mean the common stock, $.01 par value, of ILEX.

         1.36 "Indemnitee" shall mean the ILEX Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns, on the one hand, and each Shareholder and his respective heirs, beneficiaries, successors and assigns, on the other hand, whether indemnified, or entitled, or claiming to be entitled to be indemnified or receive property, pursuant to the provisions of
Article 9 hereof.

         1.37 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify or make payment pursuant to the provisions of Article 9 hereof.

         1.38 "Intellectual Property" shall mean:

              (a) All rights in and to the Licenses; and

              (b) All rights in and to ApoMigren(TM), Arresten(TM), Chelerythrine, NM-3, Restin(TM), TumStatin(TM) and CanStatin(TM); and

              (c) all of Seller's patents and applications therefor, further including, but not limited to, all divisions, reissues, substitutions, reexaminations, continuations, continuations-in-part and extensions thereof (the "Patents"); and

              (d) all of Seller's inventions, whether or not patentable, further including, but not limited to, all new developments and inventions, as well as all improvements on prior inventions regardless of prior inventorship; and

              (e) all of Seller's know-how and work product, regardless of form and whether tangible or intangible, further including, but not limited to, flow charts, test data, records and journals; blueprints, drawings and photographs; research reports, including any models or other hardware; licensing, marketing or development analysis; and

              (f) all of Seller's copyright interests regardless of actual or potential registrability, and including moral rights, rights of publication and rights of attribution and integrity; and

              (g) all of Seller's trademark or service mark interests, together with all of the goodwill of the business associated therewith and represented thereby (the "Trademarks"); and

              (h) all of Seller's trade secrets; and

              (i) all of Seller's other intellectual property and other proprietary interests, whether or not identifiable as of the date of execution hereof, relating to, or used in connection with, the Business or Assets now or at any time in the future (to the extent consistent with the respective contractual obligations of the Shareholders as of the date hereof to the academic institutions with which each is affiliated).

         1.39 "IRS" shall mean the Internal Revenue Service.

         1.40 "Licenses" shall mean (i) that certain license dated as of July 2, 1999 between Seller and Beth Israel Deaconess Medical Center; (ii) that certain license dated as of July 6, 1999 between Seller and Arch Development Corporation; and (iii) that certain license dated as of July 13, 1999 between Seller and Microbial Chemistry Research Foundation and Mercian Ltd. (the "Microbial Licence").

         1.41 "Losses" shall mean General Losses, Environmental Losses, Tax Losses and Product Losses (each as defined in Article 9 hereof), as the case may be.

         1.42 "Material Adverse Effect" shall mean a material adverse effect on the Business, Assets, properties, operations, condition (financial or otherwise) or results of operations of Seller, or ILEX and its Subsidiaries, taken as a whole, as applicable.

         1.43 "Matrix" shall mean Matrix Pharmaceuticals, Inc.

         1.44 "Matrix Note" shall mean that certain convertible promissory note dated February 10, 1999 in the principal amount of $1,000,000 made by the Seller to Matrix Pharmaceuticals, Inc.

         1.45 "Merger Consideration" shall have the meaning assigned to it in
Section 2.6.

         1.46 "NM-3" shall mean the compounds referenced on Exhibit A to the Microbial License.

         1.47 "Parties" or "parties" shall mean collectively the ILEX Parties, the Shareholders and Seller.

         1.48 "PBGC" shall have the meaning assigned to it in Section 4.26.

         1.49 "Permitted Encumbrances" shall mean (a) Encumbrances for current taxes and assessments not yet past due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are reflected in the Financial Statements, (b) mechanics and materialmen Encumbrances for construction in progress to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction or which are being contested in good faith by appropriate proceedings and to the extent required by GAAP, with respect to which adequate reserves are reflected in the Financial Statements, (c) workmen, repairmen, warehousemen, carriers, lessors and operators Encumbrances arising in the ordinary course of business to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction or which are being contested in good faith by appropriate proceedings and, to the extent required by GAAP, with respect to which adequate reserves are reflected in the Financial Statements, and (d) easements, including agreements and deeds of easement, and other minor imperfections of title which would not have a Material Adverse Effect.

         1.50 "Person" shall mean any natural person, any Governmental Authority and any entity, the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.51 "Pro Rata Share" shall mean the number of shares of Seller Stock held by a Former Seller Shareholder immediately prior to the Closing divided by the total number of shares of Seller Stock outstanding immediately prior to the Closing.

         1.52 "Purchaser Stock" shall mean the common stock, $.01 par value, of Purchaser.

         1.53 "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

         1.54 "Reference Balance Sheet" shall have the meaning assigned to it in
Section 4.3.

         1.55 "Research Funding" shall have the meaning assigned to it in
Section 8.6.

         1.56 "Research Committee" shall mean a committee comprised of one designee to ILEX, who shall initially be Richard Love, and one designee of the Shareholders, who shall initially be Glenn Rice.

         1.57 "Restin(TM)" shall mean c-terminal fragment (NCI domain) of Collagen XV alpha 1 chain.

         1.58 "Schedule" shall mean a Schedule to this Agreement unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

         1.59 "SEC" or "Commission" shall mean the United States Securities and Exchange Commission.

         1.60 "SEC Documents" shall have the meaning assigned to it in Section 5.7.

         1.61 "Second Milestone" shall have the meaning assigned to it in
Section 2.7.

         1.62 "Section" shall mean a Section of this Agreement unless otherwise stated.

         1.63 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.64 "Seller Stock" shall mean the common stock, par value $.001, of Seller.

         1.65 "Subsidiary" shall mean, with respect to any Person (the "parent"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

         1.66 "Surviving Corporation" shall mean the corporation existing at and after the Effective Time as a result of the Merger.

         1.67 "Taxes" shall mean any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to tax, fines, interest and similar charges thereon or related thereto.

         1.68 "Tax Returns" shall mean all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

         1.69 "Third-Party Claims" shall have the meaning such term is given in
Section 9.7(b) hereof.

         1.70 "TumStatin(TM)" shall mean a c-terminal fragment (NCI domain) of Collagen type IV alpha 3 chain.

         1.71 "Waste Materials" shall mean any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

         2. MERGER.

         2.1 The Merger. Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Purchaser in accordance with all applicable laws, with Seller being the Surviving Corporation. Purchaser and Seller shall cause a certificate of merger to be filed with the Secretary of State of Delaware and such other documents and instruments to be filed in any other jurisdiction where such a certificate or articles of merger is required, within two business days after the Closing Date (as hereinafter defined), unless legally prohibited from doing so. The Merger shall be effective at the Effective Time.

         2.2 Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall have the name "Convergence Pharmaceuticals, Inc." and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Seller and Purchaser, and all debts and all other things in action or belonging or due to each of Seller and Purchaser, all of which shall be vested in the Surviving Corporation without further act or deed, and title to any real estate or any interest in the real estate vested in either Seller or Purchaser shall not revert or in any way be impaired.

         2.3 Liabilities. The Surviving Corporation shall be liable for all the debts, liabilities and duties of each of Seller and Purchaser; any action or proceeding pending, by or against either Seller or Purchaser, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all the rights of creditors of each of Seller and Purchaser shall be preserved unimpaired, and all liens upon the property of each of Seller and Purchaser shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

         2.4 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

         2.5 Directors and Officers. The directors and officers of Purchaser immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.6 Conversion or Cancellation of Stock Upon Merger.

              (a) In consideration for the Merger, the non-disclosure agreement in Article 10 hereof and the Non-Competition Agreement contemplated by Section
2.11 hereof and attached hereto as Exhibit 2.11, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Seller Stock, or the holder of the shares of Purchaser Stock, (i) Seller Stock outstanding immediately before the Effective Time shall be converted into, subject to Section 2.8, (1) an aggregate of 1,000,000 shares of ILEX Stock (the "Stock Consideration"), and (2) the right to earn the Earn-Out Shares described in Section 2.7 (the Stock Consideration and the right to earn the Earn-Out Shares collectively referred to as the "Merger Consideration") and
(ii) each share of Purchaser Stock outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation. Promptly following the Closing, ILEX shall issue certificates representing the Stock Consideration to the Former Seller Shareholders.

              (b) In the event that Matrix elects to convert the Matrix Note at prior to or at the time of the Closing Date, then the Stock Consideration will be increased by 100,000 shares of ILEX Stock.

         2.7 Earn-Out Right.

              (a) As additional consideration and as part of the Merger Consideration and subject to the terms and conditions contained herein, (1) upon achievement of the First Milestone (as hereinafter defined), ILEX shall issue pro rata to each of the Former Seller Shareholders, subject to Section 2.8, an aggregate of 500,000 shares of the Earn-Out Shares; and (2) upon achievement of the Second Milestone (as hereinafter defined), ILEX shall issue pro rata to each of the Former Seller Shareholders, subject to Section 2.8, an aggregate of 500,000 shares of the Earn-Out Shares (the "Earn-Out Right"). The First Milestone shall be defined as the initiation of treatment of the first patient following initiation of an ILEX Phase I trial in the U.S. or Europe with any item of Intellectual Property, which such First Milestone must occur no later than December 31, 2001. The Second Milestone shall be defined as the initiation of treatment of the first patient following initiation of an ILEX Phase II trial in the U.S. or Europe with any item of Intellectual Property, which such Second Milestone must occur no later than December 31, 2002.

              (b) Each of the First Milestone and the Second Milestone shall be deemed to have been met if, following a Change in Control of ILEX (i) Richard Love is no longer Chief Executive Officer of ILEX; (ii) ILEX, through the action or inaction of the Research Committee or the Scientific Advisory Board, discontinues, impedes or delays the obligations of ILEX under Section 8.6 to spend the Research Funding; (iii) the Shareholders serving on the Scientific Advisory Board notify ILEX in writing of their disagreement with such action or inaction of ILEX and request a meeting of the Scientific Advisory Board, which such meeting shall occur as soon as is reasonably possible after such request, to enable such Shareholders to present their reasons for spending the Research Funding; (iv) at such meeting the Scientific Advisory Board determines not to allocate the Research Funding within the time frame set forth in Section 8.6; and (v) the Shareholders serving on the Scientific Advisory Board notify ILEX in writing of their disagreement with such determination of the Scientific Advisory Board.

         2.8 Fractional Shares. Notwithstanding the provisions of either Section
2.6 or Section 2.7, no certificates or scrip representing. fractional shares of ILEX Stock shall be issued upon the surrender for exchange of certificates that prior to the Effective Time represented shares of Seller Stock, no dividend or distribution of ILEX shall relate to any fractional share interest and no fractional share interest shall entitle the owner thereof to vote or to exercise any rights of a stockholder of ILEX. In the event that any Former Seller Shareholder shall be entitled to any fractional share interest, then any fractional amount shall be rounded up to the nearest whole share.

         2.9 Exchange Procedures.

              (a) After the Effective Time, each outstanding Certificate shall, until duly surrendered to Purchaser as contemplated by this Section 2.9, be deemed to represent only the right to receive the Merger Consideration.

              (b) After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and each share of Seller Stock presented or surrendered to Purchaser shall be canceled in exchange for the Merger Consideration as contemplated by Section 2.6. Purchaser shall not be obligated to deliver Merger Consideration to any holder of a Certificate until such holder surrenders such Certificate as provided herein.

         2.10 Interim Dividends. No dividends or other distributions declared after the Effective Time on ILEX Stock issuable pursuant to the Merger and payable to any Former Seller Shareholder after the Effective Time shall be paid to the holder of any unsurrendered certificates formerly representing shares of Seller Stock until the certificates shall be surrendered as provided herein, provided, however, that (a) upon surrender there shall be paid to the shareholder in whose name the certificates representing the shares of ILEX Stock shall be issued the amount of unpaid dividends with respect to the holder's shares of ILEX Stock and (b) at the appropriate payment date, or as soon as practicable thereafter, there shall be paid to the shareholder the amount of dividends declared with respect to whole shares of ILEX Stock with a record date on or after the Effective Time but before surrender and a payment date subsequent to surrender, subject in any case to any applicable escheat laws. No interest shall be payable with respect to the payment of dividends or other distributions on surrender of outstanding certificates.

         2.11 Additional Consideration. As additional consideration for the Merger to the ILEX Parties, each Shareholder will enter a Non-Competition Agreement in the form attached hereto as Exhibit 2.11.

         2.12 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all the Assets and all privileges, powers and franchises of Seller and Purchaser, the Surviving Corporation and its proper officers and directors, in the name and on behalf of Seller and Purchaser, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Seller or otherwise to take any and all such action.

         3. CLOSING; CLOSING DATE.

         As soon as practicable after satisfaction or waiver of all conditions to the Merger, the consummation of the transactions referenced above shall take place (the "Closing") at 10:00 a.m., San Antonio time, at the offices of Fulbright & Jaworski L.L.P., 300 Convent Street, Suite 2200, San Antonio, Texas , or at such other time, date and place as ILEX and Seller shall in writing designate. The date of the Closing is referred to herein as the "Closing Date."

         4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS. Seller and each Shareholder hereby represents and warrants to the ILEX Parties, each to its or their Pro Rata Share, as follows:

         4.1 Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted and to own, operate and lease the Assets it now owns, operates or holds under lease. There has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Schedule 4.1 sets forth a complete list of all jurisdictions in which Seller is qualified as a foreign corporation, and Seller is in good standing in each of such jurisdictions. To the Best Knowledge of the Seller and each Shareholder, there has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Complete and correct copies of the Certificate of Incorporation of Seller and all amendments thereto, certified in each case by the Secretary of State of the State of Delaware, and of the Bylaws of Seller and all amendments thereto, certified by the Secretary of Seller, heretofore have been delivered to the ILEX Parties. The minute books of Seller previously made available to the ILEX Parties are complete and accurately reflect all action taken prior to the date of this Agreement by its board of directors and shareholders, in their capacities as such. Neither Seller nor any Shareholder has, to their respective Best Knowledge, taken any action, or failed to take any action which action or failure will preclude or prevent Seller's business from being conducted in substantially the same manner in which Seller has heretofore conducted the same. Other than as set forth on Schedule 4.1, Seller has no Subsidiaries. Seller is not engaged in any business or operations other than the Business.

         4.2 Share Capital

              (a) The authorized capital stock of Seller consists of 10,000,000 shares of Seller Stock, of which 820,600 shares are outstanding as of the date hereof. All of the outstanding Seller Stock is held of record and beneficially by the persons set forth on Schedule 4.2(a), in such amounts as indicated on such schedule. All outstanding Seller Stock is duly authorized and issued in compliance with all federal and state securities laws. True and correct copies of the stock records of Seller, showing all issuances and transfers of shares of capital stock of Seller since inception, have been provided to ILEX.

              (b) Except as set forth on Schedule 4.2(b), There are outstanding on the date hereof no rights of first refusal, preemptive rights, conversion rights, options, warrants or other rights to acquire, directly or indirectly, capital stock from Seller or, to the Best Knowledge of each Shareholder, from any Shareholder.

              (c) Except as set forth on Schedule 4.2(c), Seller is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of Seller or the voting by any director of Seller. Except as reflected on the Referenced Balance Sheet, no Shareholder nor any Affiliate thereof is indebted to Seller. Seller is not indebted to any Shareholder or any Affiliate thereof and Seller is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         4.3 Financial Statements. Seller has delivered to the ILEX Parties copies of the following financial statements for Seller, all of which financial statements are included in Schedule 4.3(a) (collectively, the "Financial Statements"):

              (a) Unaudited Balance Sheet of Seller and its Subsidiary (the "Reference Balance Sheet") as of June 30, 1999 and March 31, 1999, respectively (the "Balance Sheet Dates") and Unaudited Income Statement of Seller and its Subsidiary for the three-month period ended on the Balance Sheet Dates; and

              (b) Unaudited Balance Sheets, Income Statements and Statements of Changes in Financial Position of Seller and its Subsidiary for each year since inception and for the last three fiscal years, respectively.

All financial statements supplied to the ILEX Parties by Seller have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Seller and its Subsidiary as of the dates thereof and the results of operations and cash flows for the periods then ended for each of the Seller and its Subsidiary (except in the case of interim period financial information for normal year-end adjustments).

         4.4 Events Since the Balance Sheet Date. Except as set forth on
Schedule 4.4, since the Balance Sheet Date, there has not been:

              (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse; (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or the Business; (c) any breach or default by Seller or, to the Best Knowledge of Seller and each Shareholder, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound; (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business; (e) to the Best Knowledge of Seller and the Shareholder, any legislative or regulatory change adversely affecting the Assets or the Business; (f) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business; (g) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; (h) any other occurrence, event or condition that has adversely affected (or, to the Best Knowledge of the Seller and each Shareholder, can reasonably be expected to adversely affect) the Assets or the Business; (i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of Seller's capital stock; (j) (i) any granting by Seller to any executive officer of Seller of any increase in compensation, any granting by Seller to any executive officer of any increase in severance or termination pay, or (ii) any entry by Seller into any employment, severance or termination agreement with any executive officer; (k) any change in accounting methods, principles or practices by Seller materially affecting its assets, liabilities or business, except insofar as may have been required by a change in tax-basis or generally accepted accounting principles, and except as required by the ILEX Parties; (l) to the Best Knowledge of the Seller and each Shareholder, any condition, event or occurrence through the date hereof which, individually or in the aggregate, could reasonably be expected to prevent, hinder or delay in any material respect the ability of Seller to consummate the transactions contemplated by this Agreement; or (m) any agreement, in writing or otherwise, by Seller or any corporate action by Seller with respect to the foregoing.

         4.5 Competing Interests. Except as set forth on Schedule 4.5, neither Seller nor any Shareholder, nor, to the Best Knowledge of such parties, any director or officer of, or consultant to, Seller, and no Associate (as hereinafter defined) of Seller or any Shareholder:

              (a) owns, directly or indirectly, any equity interests in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of the Business, or, to the Best Knowledge of Seller and any Shareholder, a competitor, supplier or customer of any of Seller or an Associate of Seller (except for ownership, if any, of less than one percent of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange or which has a class of securities registered pursuant to the Exchange Act), or

              (b) owns, directly or indirectly, in whole or in part, any property, asset or right which is associated with the Assets or the Business or which Seller is presently operating or using in connection with or the use of which is necessary for or material to the operation of the Business.

For purposes of this Agreement, the term "Associate" shall mean:

              (y) with respect to an individual:

              (i) the spouse of the individual and all ancestors and lineal descendants of the individual and the spouse,

              (ii) any trust in which the individual or any person described in (i) above has a pecuniary interest or any trustee of such a trust, and

              (iii) any business entity which is directly or indirectly Controlled by any of the foregoing; and

              (z) with respect to a Seller, any Person Controlling, Controlled by or under common Control with Seller, and any director, officer, partner, trustee, administrator, beneficiary, executor, manager, employee, consultant or agent of Seller and any Associate of any Person described in this clause (z).

         4.6 Taxes. Except as set forth in Schedule 4.6:

              (a) to the Best Knowledge of the Seller and each Shareholder, all Tax Returns of or relating to any Taxes that are required to be filed on or before the Effective Time, subject to any allowable extension periods, for, by, on behalf of or with respect to Seller, including, but not limited to, those relating to the income, business, operations or property of Seller (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been timely filed with the appropriate foreign, federal, state and local authorities, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been paid in full on or before the Effective Time, except Taxes which have not yet accrued or otherwise become due, all of which are reflected on the Reference Balance Sheet;

              (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed in all material respects, fairly present the information purported to be shown therein, and reflect all liabilities for Taxes for the periods covered by such Tax Returns, net of any applicable reserves;

              (c) none of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Seller or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the Best Knowledge of Seller and each Shareholder, threatened against Seller with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

              (d) all Taxes assessed and due and owing from or against Seller on or before the Effective Time (including, but not limited to, ad valorem taxes relating to any property of Seller) have been timely paid in full on or before the Effective Time;

              (e) all withholding Tax, Tax deposit and estimated Tax payment requirements imposed on Seller for any and all periods ending on or before the Effective Time, or through and including the Effective Time for periods that have not ended on or before the Effective Time, have been satisfied in full on or before the Effective Time or reserves adequate for the payment of such withholding, deposit and estimated Taxes have been or will be established in the financial statements of Seller on or before the Effective Time, a copy of which has been provided to ILEX; and

              (f) the Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

         4.7 Employee Matters. Schedule 4.7 sets forth a true and complete list of the names of, and current annual compensation paid by Seller to, each employee of Seller utilized in connection with the operation of the Business. Seller is not a party to or bound by any collective bargaining or other union agreements. Seller has not had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees. As of the date hereof, there are no disputes with employees in general to which Seller is a party. As of the date hereof, there are no strikes, slowdowns or picketing against Seller (or, to the Best Knowledge of Seller and each Shareholder, against any material supplier of goods or services to Seller) pending or, to the Best Knowledge of Seller and each Shareholder, threatened. As of the date hereof, Seller has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. Other than wage increases in the ordinary course of business, since the Balance Sheet Date, Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller used in connection with the Business.

         4.8 Contracts and Agreements. (a) Except as set forth in Schedule 4.8(a), Seller is not a party to or bound by:

                  (i) any contract, agreement or commitment in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

                  (ii) any offer, tender or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both, except for those incurred in the ordinary course of Seller's business, none of which have had a Material Adverse Effect;

                  (iii) any sale, agency, distributorship agreement, franchise agreement or legally enforceable commitment or obligation with respect thereto;

                  (iv) any collective bargaining agreement, union agreement, employment agreement, consulting agreement, management service agreement, agreement providing for the services of an independent contractor or any other similar type of contract or agreement;

                  (v) any profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plan, agreement, arrangement or commitment of a similar nature or any agreement with any present or former officer, director or shareholder of Seller, except as indicated in Schedule 4.26;

                  (vi) any loan or credit agreement, indenture, guarantee (other than endorsements made for collection), mortgage, pledge, conditional sale or other title retention agreement, any equipment financing obligation, lease and lease-purchase agreement, except as indicated in
         Schedule 4.8(b);

                  (vii) any lease related to the Assets or the Business, and any other contract, agreement or legally enforceable commitment relating to or affecting the Assets or the Business;

                  (viii) any performance bond, bid bond, surety bond and the like, any contract and bid covered by such bond, and any letter of credit and guaranty;

                  (ix) any consent decree and other judgment, decree or order, settlement agreement and agreement relating to competitive activities, requiring or prohibiting any future action;

                  (x) any contract, commitment or agreement of any nature with a Shareholder, or any Associate (as defined in Section 4.5) of a Shareholder or Affiliate of a Shareholder;

                  (xi) any contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business;

                  (xii) any agreement, indenture or other instrument which contains restrictions with respect to the payment of dividends or any other distribution in respect of its capital stock or the purchase, redemption or other acquisition of capital stock;

                  (xiii) other than expenditures regularly made in the ordinary course of business of Seller for items that are not property, plant or equipment, any agreement, contract or commitment relating to any expenditure or a series of related expenditures in excess of $10,000;

                  (xiv) any outstanding loan or advance by Seller to, or investment by Seller in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment (excluding trade receivables);

                  (xv) any contract, agreement, indenture, note or other instrument relating to (A) the borrowing of money by Seller or the granting of any Encumbrance or (B) any guarantee or other contingent liability (identifying the primary contract or agreement to which such guarantee or contingent liability relates or the agreement pursuant to which such guarantee was delivered) in respect of any indebtedness, commitment, liability or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

                  (xvi) any agreement, contract or commitment limiting the freedom of Seller or any Affiliate of Seller to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or to compete with any Person or to engage in any business or activity in any geographic area;

                  (xvii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business that is not cancelable under the terms of such agreement, lease, contract or commitment without penalty to Seller within 30 days;

                  (xviii) any agreement, contract or commitment requiring (A) the payment for goods or services whether or not such goods or services are actually provided or (B) the furnishing of goods or services at a price less than Seller's cost of producing such goods or providing such services;

                  (xix) any agreement or contract obligating Seller or that would obligate or require any subsequent owner of the business currently conducted by Seller or any of the Assets to provide for indemnification or contribution with respect to any matter (other than customary indemnification provisions in leases of property leased by Seller);

                  (xx) any license, royalty or similar agreement;

                  (xxi) any intellectual property assignment; or

                  (xxii) any agreement, contract or commitment that Seller expects to have a Material Adverse Effect on Seller and/or Purchaser subsequent to Closing.

Schedule 4.8(a) sets forth with respect to each mortgage, security agreement, letter of credit or guaranty, a cross-reference to the principal agreement, instrument or document referred to in Schedule 4.8(a) pursuant to which such mortgage, security agreement, letter of credit or guaranty was executed or to which such mortgage, security agreement, letter of credit or guaranty relates.

              (b) Schedule 4.8(b) sets forth (i) the aggregate outstanding principal amount as of March 31, 1999, with respect to each loan, credit or other agreement, instrument or document listed in Schedule 4.8(b) hereto relating to the borrowing of money by Seller and (ii) the amount of available borrowings as of March 31, 1999, with respect to each such loan, credit or other agreement, instrument or document.

              (c) All of such contracts, agreements, leases, licenses, plans, arrangements, commitments and documents listed in Schedule 4.8(a) (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions, other than as set forth in Schedule 4.12(a), and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller and each Shareholder, by any other party to a Contract, or any conditions which, with the passage of time or the giving of notice or both, might reasonably constitute such a default by Seller, or, to the Best Knowledge of Seller and each Shareholder, by any other party to a Contract, and none of the Contracts will be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. There are no pending or, to the Best Knowledge of Seller and each Shareholder, threatened disputes with respect to the Contracts. Seller is not obligated to pay any liquidated damages under any of the Contracts and to the Best Knowledge of Seller and each Shareholder, there are no facts or circumstances that could reasonably be expected to result in an obligation of Seller to pay any such liquidated damages. To the Best Knowledge of Seller and each Shareholder, there is no reason why any of the Contracts (i) will result in a loss to the Surviving Corporation on completion by performance or (ii) cannot readily be fulfilled or performed by the Surviving Corporation on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts have been delivered by Seller to the ILEX Parties, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. All of the Contracts will be fully vested in Purchaser as of the Effective Time of the Merger, without the approval or consent of any Person, or, if such approval or consent is required, it will be obtained by Seller and delivered to the ILEX Parties at or prior to the Closing.

         4.9 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or other charter documents or bylaws of Seller; (b) result in any violation of any Governmental Requirement applicable to any Shareholder, Seller, the Assets or the Business;
(c) conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Seller or any Shareholder is a party or to which any of the Assets or Business are subject; (d) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to accelerate or terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; and (e) require notice to or the consent, authorization, approval, clearance, waiver or order of any Person (except as may be contemplated by the last sentence of Section 4.8). To the Best Knowledge of Seller and each Shareholder, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.9 hereto, the execution, delivery and performance of this Agreement by Seller will not result in the loss of any governmental license, franchise or permit possessed by Seller.

         4.10 Properties, Assets and Leasehold Estates.

              (a) Set forth on Schedule 4.10(a) is a description of each item of personal property, excluding inventory, owned by Seller that had a book value as of the Balance Sheet Date greater than $10,000. For purposes of this Section 4.10, "personal property" excludes Intellectual Property. Seller has good title to all of its personal property that is material to Seller's business, results of operations, financial condition or Assets (including, without limitation, those items of personal property set forth on Schedule 4.10(a)), free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Schedule 4.10(a).

              (b) Set forth on Schedule 4.10(b) is a description of each item of personal property leased by Seller for which the annual rent payable under the applicable lease or contract exceeds $10,000. Seller has good title to all the leasehold estates pursuant to which the personal property set forth on Schedule 4.10(b) is leased, free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Schedule 4.10(b). Seller has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by Seller) under the terms of any lease or other agreement pursuant to which the personal property set forth on Schedule 4.10(b) is leased. To the Best Knowledge of Seller and each Shareholder, all of such leases or other agreements are in full force and effect. There are no pending or, to the Best Knowledge of Seller and each Shareholder, threatened disputes with respect to any lease or other agreement pursuant to which the personal property set forth on Schedule 4.10(b) is leased and, to the Best Knowledge of Seller and each Shareholder, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse or time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

              (c) Seller owns no real property.

              (d) Set forth on Schedule 4.10(d) is a list of all leases of Seller with respect to real property leased by Seller for which the annual rent payable under the applicable lease or contract exceeds $10,000. Seller has good and marketable title to all the leasehold estates pursuant to which the real property set forth on Schedule 4.10(d) is leased, free and clear of all Encumbrances, except for Permitted Encumbrances. Seller has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by Seller) under the terms of any lease or other agreement pursuant to which the real property set forth on Schedule 4.10(d) is leased. To the Best Knowledge of Seller and each Shareholder, all of such leases or other agreements are in full force and effect. There are no pending or, to the Best Knowledge of Seller and each Shareholder, threatened disputes with respect to any lease or other agreement pursuant to which the real property set forth on Schedule 4.10(d) is leased and, to the Best Knowledge of Seller and each Shareholder, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

              (e) To the Best Knowledge of Seller and each Shareholder, there is no (i) applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any restrictive covenant or deed restriction affecting the real property described in Section 4.10(d) hereof, including without limitation any zoning ordinances, building codes, flood disaster laws, wetlands regulations, health laws or environmental laws, (ii) judicial or administrative action, (iii) action by adjacent landowners, (iv) administrative action, (v) natural or artificial conditions on or about the real property identified in Section 4.10(d) or (vi) significant adverse fact or condition relating to such real property or its use that would, in each case, prevent, limit, impede or render more costly the ownership, operation or maintenance of such real property compared to the cost as of the date hereof.

         4.11 Intellectual Property.

              (a) Schedule 4.11 lists all Patents, registered and applied for Trademarks and material unregistered trademarks, service marks and trade names owned by (or registered in the name of) Seller. Schedule 4.11 includes as to each Patent or Trademark listed thereon: a Patent registration or application number, as applicable for each listed Trademark and non-U.S. Patent, and a docket or patent number for each listed U.S. Patent; the country or countries in which each Patent or Trademark is issued, registered or applied for, as applicable; the application date or registration date for each listed Trademark and the docket number or issue date for each listed Patent, as applicable; and the owner of such Patent or Trademark. To the best knowledge of Seller and each Shareholder, all Patents and Trademarks listed on Schedule 4.11 exist and have been maintained in good standing, including without limitation, the timely payment of any maintenance fees and annuities thereon. Seller has taken all commercially reasonable actions and made all commercially reasonable applications and filings pursuant to applicable laws to secure, perfect and protect its rights in the Intellectual Property, necessary, required or desirable for the conduct of the Business and, to the Best Knowledge of each Shareholder, neither Seller, any Shareholder nor any of their respective agents has practiced inequitable conduct under the Patent laws or other applicable laws with respect to any of the foregoing. Seller and each Shareholder has taken all commercially reasonable steps (including without limitation entering into appropriate confidentiality, non-disclosure and non-competition agreements with all officers, directors, shareholders and employees of Seller with access to or knowledge of the Intellectual Property of Seller (and the products and technology of Seller) to safeguard and maintain the secrecy and confidentiality of, and to assign to Seller, all of such employee's, as applicable, rights in all such Intellectual Property invented or developed by such employee within the scope of such employee's employment. All full-time employees of Seller have signed a confidentiality and invention assignment agreement for the benefit of Seller to assign such employee's rights in Intellectual Property to Seller.

              (b) To the Best Knowledge of Seller and each Shareholder, Seller owns or is duly licensed or otherwise has the right to use all the Intellectual Property used or required for use in connection with the Business; and, to the Best Knowledge of Seller and each Shareholder, all such Intellectual Property is valid and enforceable against third parties. Except as set forth in Schedule 4.11, to the Best Knowledge of Seller and each Shareholder, Seller owns on an exclusive basis, free and clear of any Encumbrances, and has the unrestricted right to use, license, sell or dispose of, and the right to bring infringement actions with respect to all the Intellectual Property. Except as set forth in
Schedule 4.11, to the Best Knowledge of Seller and each Shareholder, Seller does not pay, and has no obligation (whether absolute or contingent) to pay, royalties, honoraria, fees or other payments to any Person by reason of the ownership, use, license, sale or disposition of any Intellectual Property right held by Seller. Except as set forth in Schedule 4.11, to the Best Knowledge of Seller and each Shareholder, Seller has not received notice (written or oral) of any claim of any Person asserting rights in, or a conflict with, the Intellectual Property used or required for use in connection with the Business (including without limitation the Patents and Trademarks listed in Schedule 4.11). Without limiting the foregoing, to the Best Knowledge of Seller and each Shareholder, no other Person has claimed the right to use any Trademark which is identical or confusingly similar to any Trademark used by Seller. To the Best Knowledge of Seller and each Shareholder, Seller has not provided notice (written or oral) to any Person of infringement of any Intellectual Property right held by Seller and, to the Best Knowledge of Seller and each Shareholder, there is no reasonable basis for such a claim. There is no agreement, arrangement or understanding (written or oral) between Seller and another Person which would prevent or restrict Purchaser after the Merger from using, selling, licensing or disposing of any Intellectual Property of Seller on substantially the same terms and conditions applicable to Seller immediately prior to the Merger.

              (c) Schedule 4.11 lists all material agreements, arrangements or understandings (whether written or oral, and if oral, Schedule 4.11 contains a brief description of the principal terms thereof) pursuant to which has either purchased, sold, licensed, secured or disposed of rights in Intellectual Property from or to another Person or agreed to do any of the foregoing (other than licenses to commercially available off-the-shelf computer software acquired or entered into by Seller in the ordinary course of business) ("Intellectual Property Agreements"). To the Best Knowledge of Seller and each Shareholder, each of the parties thereto have performed, in all material respects, all obligations under each Intellectual Property Agreement which are required to be performed by such party, and there is no default (or event which with notice or lapse of time would constitute a default) thereunder. To the Best Knowledge of Seller and each Shareholder, each Intellectual Property Agreement is enforceable against each of the parties thereto pursuant to its terms.

              (d) To the Best Knowledge of Seller and each Shareholder, the operation of the Business (including without limitation the manufacture, sale, use, trade dress, packaging, license, or other exploitation of products and technology currently marketed or in development) does not and will not infringe, trespass or otherwise violate the Intellectual Property rights of any Person. Without limiting the foregoing, to the Best Knowledge of Seller and each Shareholder, Seller has not received a notice (written or oral) of infringement of any Intellectual Property right held by another Person and there is no reasonable basis for such a claim. Seller is not obligated to indemnify any Person for any liability, cost or expense arising from such Person's use, sale, licensing or disposition of any Intellectual Property or such Person's manufacture, use, sale, license or other exploitation of any product or technology.

              (e) Seller has developed all Intellectual Property through its own efforts for its own account and has good and clear title thereto, and, except as set forth in agreements itemized on Schedule 4.11(c), there is no contract obligation, license, lien, encumbrance, alleged infringement, dispute, potential dispute, claim or other cloud of title concerning such Intellectual Property whatsoever. The Intellectual Property neither infringes nor is being infringed by any third party proprietary interest, including (without limitation) any third party patent, copyright, trademark, or trade secret interest. The Intellectual Property is fully eligible for protection under applicable law and has not been forfeited, abandoned, lapsed or donated in any way into the public domain. All of Seller's trade secrets have been maintained in confidence and, except as set forth in agreements itemized on Schedule 4.11(c), are not known to any third party. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property either (i) have been a party to a work-for-hire relationship with Seller that has accorded Seller full, effective and exclusive original ownership of all tangible and intangible property arising with respect to the Intellectual Property or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Intellectual Property. Except for agreements itemized on Schedule 4.11(c), no agreements or arrangements are in effect with respect to the development, non-disclosure, marketing, distribution, licensing or promotion of the Intellectual Property by any independent contractor, salesperson, distributor, sublicensor or other remarketer or sales organization.

         4.12 Compliance with Laws.

              (a) No investigation, review, inquiry or proceeding by any Governmental Entity with respect to Seller is pending or, to the Best Knowledge of Seller and each Shareholder, is pending or, to the Best Knowledge of Seller and Shareholder threatened, other than those related to FDA product approvals requested by Seller, and there are no facts which could reasonably be expected to form a legitimate basis for any of the foregoing.

              (b) Seller is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations.

              (c) To the Best Knowledge of Seller and each Shareholder, all finished products purchased from third party manufacturers by Seller meet the specifications therefor in all material respects and there is no material violation of any applicable law by any third party manufacturer.

              (d) To the Best Knowledge of Seller and each Shareholder, as to each drug for which a new drug application ("NDA") or abbreviated new drug application ("ANDA") has been approved by the U.S. Food and Drug Administration ("FDA"), which drugs are described on Schedule 4.12 and such NDAs and ANDAs are exclusively owned by the applicant and all Persons performing operations covered by the application are not in violation of, in any material respect, and are in material compliance with, 21 U.S.C. (S)(S) 355,21 C.F.R. Parts 314 et. seq., respectively, and all terms and conditions of the application.

              (e) Seller does not manufacture, sell or distribute, and has not developed and is not currently developing any "biologic product," "medical devices" or "antibiotics."

              (f) To the Best Knowledge of Seller and each Shareholder, Seller is not in violation of and is in compliance with, all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207. To the Best Knowledge of Seller and each Shareholder, to the extent required, Seller has obtained licenses from the U.S. Drug Enforcement Agency ("DEA") and are not in violation of and are in compliance with, all such licenses and all applicable regulations promulgated by the DEA.

              (g) To the Best Knowledge of Seller and each Shareholder all manufacturing operations conducted by or for the benefit of Seller are not in violation of and have been and are being conducted in compliance with, the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

              (h) To the Best Knowledge of Seller and each Shareholder, neither Seller, any Shareholder nor their respective officers, employees, or agents have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg 46191 (September 10, 1991) and any amendments thereto.

              (i) No reports of inspection observations, establishment inspection reports or warning letters have been received from or issued by the FDA or the DEA within the last three years that allege lack of compliance with the FDA or the DEA regulatory requirements by Seller or, to the Best Knowledge of Seller and each Shareholder. Persons covered by product applications or otherwise performing services for the benefit of Seller.

              (j) Neither Seller nor any Shareholder has received any written notice or has Best Knowledge that the FDA or the DEA has commenced or threatened to initiate, any action to withdraw its approval or request the recall of any product of Seller or commenced or threatened to initiate, any action to enjoin production at any facility owned or used by Seller or any facility at which any of Seller's products are manufactured, processed, packaged, labeled, stored, distributed, tested or otherwise handled (the "Manufacturing Locations").

              (k) To the Best Knowledge of Seller and each Shareholder, as to each product currently manufactured and/or distributed by Seller such product is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C.
(S)(S)321 et. seq.

              (l) To the Best Knowledge of Seller and each Shareholder as to each drug referred to in Section 4.12(d), Seller and its officers, employees, agents and affiliates have included or caused to be included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(l) and the list described in 21 U.S.C. (S) 335a(k)(2), and such certification and such list was in each case true and accurate, in all material respects, when made and remained true and accurate in all material respects thereafter.

              (m) Neither Seller nor any Shareholder, nor, to the Best Knowledge of Seller and each Shareholder, their respective officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

              (n) As to each application or abbreviated application submitted to, but not approved by, the FDA, and not withdrawn by Seller or applicants acting on its behalf as of the date of this Agreement, Seller has complied, and is in compliance with, the requirements of 21 U.S.C. (S)(S) 355 and 21 C.F.R. Parts 312 and 314 et. seq. and has provided all additional information and taken all additional action reasonably requested by the FDA in connection with the application.

              (o) There are no facts or circumstances that would reasonably be expected to delay outside the ordinary course of business, or prevent approval of any pending NDAs or ANDAs, or any amendments and/or supplements thereto.

              (p) There are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, charges, complaints, or investigations by the FDA or any other Governmental Entity pending against Seller. There are no proceedings pending with respect to a violation by Seller of the Food, Drug and Cosmetic Act, FDA regulations adopted thereunder, or any other legislation or regulation promulgated by any other Governmental Entity which might result in the revocation, cancellation, suspension, limitation or adverse modification of any Permit.

              (q) Neither Seller nor any Shareholder has been served with any complaint or received any other notices of lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any federal, state or foreign regulatory agency threatened or pending against or relating to Seller or any permit of Seller.

              (r) Seller is not in violation of and is in compliance with all applicable laws and regulations regarding the conduct of pre-clinical and clinical investigations including but not limited to good laboratory practices, investigational new drug requirements, and requirements regarding informed consent and Institutional Review Boards designed to ensure the protection of the rights and welfare of human subjects, including but not limited to the requirements provided in 21 C.F.R. Parts 50, 56, 58 and 312.

              (s) Schedule 4.12 identifies all the countries in which Seller's products have been or are being registered and/or approved for manufacturing, marketing or sale and the products approved in each respective country. Seller is authorized to sell products in each of the countries in which such products are currently being sold and all Permits necessary for such sale are held by Seller. Schedule 4.12 describes the owners of the approvals or registrations for the manufacture, marketing or sale of Seller's products.

         4.13 Suits, Actions and Claims. Except as set forth in Schedule 4.13,
(a) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller and each Shareholder, threatened against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, (b) to the Best Knowledge of the Seller and each Shareholder, no reasonable basis or reasonable grounds for any such suit, action, claim, inquiry, investigation or proceeding exists and (c) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business. Without limiting the foregoing, to the Best Knowledge of Seller and each Shareholder, there is no state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller.

         4.14 Licenses and Permits; Compliance With Governmental Requirements. Except as set forth in Schedule 4.14, Seller has all federal, state, local and foreign governmental licenses and permits necessary to the conduct of the operations of Seller's business as currently conducted, such licenses and permits are in full force and effect, no violations currently exist in respect of any thereof and no proceeding is pending or, to the Best Knowledge of Seller and each Shareholder, threatened to revoke or limit any thereof. Schedule 4.14 contains a true, complete and accurate list of (a) all such governmental licenses and permits, (b) all consents, orders, decrees and other compliance agreements under which Seller is operating or bound, copies of all of which have been furnished to the ILEX Parties, and (c) all material governmental licenses and permits applied for but not yet received by Seller. Seller has not received and neither Seller nor any Shareholder is aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to Seller, the Assets or the operation of Seller's business. There are no safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Best Knowledge of Seller and each Shareholder, that are threatened relating to the business or employment practices of Seller. Seller has complied with all Governmental Requirements applicable to its business and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         4.15 Authorization.

              (a) Seller has full legal right, power and authority to enter into and deliver this Agreement, to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Seller and the performance by it of the transactions contemplated herein have been duly and validly authorized by all requisite corporate actions of Seller, and this Agreement has been duly and validly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of the Agreement, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

              (b) Each Shareholder has full legal right, power and authority to enter into and deliver this Agreement and the Affiliate Letter (as defined herein), to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly and validly executed and delivered by each Shareholder and is the legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with the terms of the Agreement, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity.

         4.16 Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, correspondence and historic revenue of Seller, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete.

         4.17 Environmental Protection Laws.

              (a) Except as set forth in Schedule 4.17, to the Best Knowledge of the Seller and each Shareholder, Seller has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority.

              (b) Except as set forth in Schedule 4.17, there are no existing, pending or, to the Best Knowledge of Seller and each Shareholder, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against Seller or its Assets or the Business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to the release of chemicals or Waste Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law.

              (c) Except as set forth in Schedule 4.17, all notices, permits, licenses or similar authorizations required to be obtained or filed by Seller under all applicable Environmental Laws in connection with its current and previous operation or use of the Assets, any other assets or properties currently or previously leased or owned by Seller or the current and previous conduct of its business have been duly obtained or filed and are in full force and effect.

              (d) Neither Seller nor any Shareholder has received notice that any permit, license or similar authorization is to be revoked or suspended by any Governmental Authority.

              (e) Seller does not own or operate any underground storage tanks.

              (f) No portion of the Assets or any other assets or properties currently or previously leased or owned by Seller is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

              (g) All Waste Materials generated by Seller have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws.

              (h) No Person has disposed or released any Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by Seller and Seller has not disposed or released Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by Seller, except in compliance with all Environmental Laws.

              (i) No facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the current or past business and operations of Seller, the Assets or any other assets or properties currently or previously leased or owned by Seller in connection with
(i) any release, transportation or disposal of any Waste Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of, any applicable Environmental Law.

         4.18 Accounts Receivable. Other than as set forth on Schedule 4.18, neither Seller nor its Subsidiary has any accounts receivable.

         4.19 Brokers and Finders. No broker or finder has acted for Seller or any Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or each Shareholder.

         4.20 Deposits. Except as set forth on Schedule 4.20, Seller does not now hold any deposits or prepayments by third parties with respect to any of the Assets or the Business ("Deposits").

         4.21 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other Governmental Authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

         4.22 Customer List; Supplier List.

              (a) Schedule 4.22(a) sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services since inception. This list provides an accurate statement of the gross revenues received from each such customer by the Business since inception.

              (b) Schedule 4.22(b) sets forth a true, correct and complete list of all suppliers of the Business from which Seller has purchased or otherwise received more than $10,000 worth of products or services since inception. This list provides an accurate statement of the gross payments to each such supplier by the Business since inception.

         4.23 No Royalties. Except as set forth on Schedule 4.23, no royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

         4.24 Bank Accounts. Schedule 4.24 sets forth a true and complete list of all bank or financial accounts and safe deposit boxes of Seller and of the credit and debit balances of such bank and financial accounts as of the most recent practicable date. Except as set forth in Schedule 4.24, since the date of the balances set forth on such list, there have been no payments out of or drafts against any of the accounts included therein other than routine payments and drafts in the ordinary course of business, and the balances in such accounts as of the date hereof are not materially different from those reflected in such list. Schedule 4.24 also lists all persons having signatory authority over or access to such bank and financial accounts and safe deposit boxes.

         4.25 Insurance. Schedule 4.25 sets forth all existing insurance policies held by Seller relating to the Business, Assets, employees or agents of Seller. Each such policy is in full force and effect and is with insurance carriers believed by Seller to be responsible. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Reference Balance Sheet. All retroactive premium adjustments for any period ended on or before March 31, 1999, under any worker's compensation policy or any other insurance policies of Seller have been recorded in accordance with generally accepted accounting principles and are reflected in the Reference Balance Sheet. Except for the policies identified as such on
Schedule 4.25, none of the policies set forth on Schedule 4.25 will terminate as a result of the transactions contemplated by this Agreement.

         4.26 Employee Benefit Matters. As used in this Section 4.26, "Seller" shall include Seller and any member of a controlled group or affiliated service group as defined in Sections 414(b), (c), (m) and (o) of the Code of which Seller is a member.

              (a) List of all Benefit Plans and Compensation Agreements.
Schedule 4.26(a) includes a complete and accurate list of all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1), 3(2) and 3(3) of ERISA and all other employee benefit agreements or arrangements, including, but not limited to, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements since inception, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees, or former employees (or their beneficiaries) of Seller. Seller is not aware of any commitment to create any new plan, agreement or arrangement or modify any now existing. Seller has delivered to the ILEX Parties, as to each plan, agreement or arrangement listed in Schedule 4.26(a), as applicable, a complete and accurate copy of (i) each plan, agreement or arrangement listed, (ii) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (iii) the three most recent annual Form 5500, 990 and 1041 reports, (iv) the most recent actuarial report or valuation statement, (v) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description, (vi) the most recent IRS determination letter and all rulings or determinations requested from the IRS subsequent to the date of that exemption letter and (vii) all other correspondence from the IRS or the Department of Labor received which relates to one or more of the plans, agreements or arrangements. There are no pending or, to the Best Knowledge of Seller and each Shareholder, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans disclosed on Schedule 4.26(a) or their related trusts.

              (b) Representations Pertaining to all Employee Benefit Plans. Each employee welfare benefit plan and every employee pension benefit plan as defined in Sections 3(1), 3(2) and 3(3) of ERISA which has been or is sponsored by, participated in by or contributed to by Seller: (i) is in compliance with the Code and ERISA, including, but not limited to, all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (ii) has had the appropriate Form 5500 filed timely for each year of its existence; (iii) has not engaged in any transaction described in Sections 406 or 407 of ERISA or Section 4975 of the Code unless exempt under Section 408 of ERISA or Section 4975 of the Code, as applicable; (iv) has at all times complied with the bonding requirements of Section 412 of ERISA; (v) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to Seller which may subject Seller to the payment of a penalty, interest, tax or other amount and (vi) can be unilaterally terminated or amended on no more than 90 days notice [other than collectively bargained union plans], and (vii) all contributions or other amounts payable by Seller as of the Closing Date with respect to each employee welfare benefit plan and each employee pension benefit plan, other than an employee pension benefit plan which is subject to Section 412 of the Code, have either been paid or accrued in the Reference Balance Sheet, a copy of which has been furnished to the ILEX Parties. No notice has been received by Seller of an increase or proposed increase in the cost of any employee welfare benefit or employee pension benefit plan or other employee benefit agreement or arrangement listed in Schedule 4.26(a).

              (c) Additional Representations Pertaining to Certain Employee Welfare Benefit Plans. All voluntary employee benefit associations have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the IRS or the applicable submission period will not have ended prior to the Closing. No plan, arrangement or agreement with any one or more employees will cause Seller to have liability for severance pay as a result of the Merger. Except as listed in Schedule 4.26(a), Seller does not provide employee benefits, including without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment, nor has it made any representations, agreements, covenants or commitments to provide that coverage, except (i) as is required by
Section 4980B(f) of the Code or other applicable statute, (ii) death benefits or retirement benefits under any employee pension benefit plan as defined in
Section 3(2) of ERISA, (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary), or (iv) deferred compensation benefits which have been accrued as liabilities on the books of Seller and disclosed on its Financial Statements. All group health plans maintained by Seller have been operated in compliance with Section 4980B(f) of the Code.

              (d) Additional Representations Pertaining to Certain Employee Pension Benefit Plans. All employee pension benefit plans as defined in Section 3(2) of ERISA which are intended to qualify under Section 401(a) of the Code have been submitted to and approved as qualifying under Section 401(a) of the Code by the IRS or the applicable remedial amendment period will not have ended prior to the Closing. No facts have occurred which if known by the IRS could cause disqualification of those plans. All employee pension benefit plans to which Section 412 of the Code is applicable have fully complied with the funding requirements of that Section and there is no accumulated funding deficiency as defined in Section 302(a)(2) of ERISA (whether or not waived) in any one or more of those plans. Seller has paid all premiums (any interest, charges and penalties for late payment, if any applicable) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each employee pension benefit plan for which premiums are required. No facts are known by Seller which will materially increase those premiums within three years of the Closing Date. Except as set forth on Schedule 4.26(d), no employee pension benefit plan maintained by Seller has been terminated under circumstances which would result in liability to the PBGC. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations under that

Section) with respect to any employee pension benefit plan subject to Title IV of ERISA. Seller has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions on or before the date of the Closing to any employee pension benefit plan subject to Section 4064(a) of ERISA to which Seller made contributions at any time during the six years prior to the date of Closing. Seller has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA. The aggregate withdrawal liability of Seller, computed as if a complete withdrawal by Seller had occurred under each multiemployer pension plan as of the date hereof, would not exceed $10,000.

              (e) Except as disclosed in Schedule 4.26(e), the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due any director, officer or employee or former director, officer or employee (including any beneficiary) from Seller.

         4.27 Warranties and Product Liability.

              (a) Except for (i) warranties implied by law and (ii) warranties disclosed on Schedule 4.27, Seller has not given or made any warranties either express or implied in connection with the sale or rental of goods or services, including, without limitation, warranties covering the customer's consequential damages. To the Best Knowledge of Seller and each Shareholder, and except as set forth in Schedule 4.27, there is no state of facts or occurrence of any event forming the basis of any present claim against Seller with respect to warranties relating to products produced, manufactured, marketed, sold, transported or distributed by Seller or services rendered or allegedly offered by or on behalf of Seller that could reasonably be expected to materially exceed the reserves therefor.

              (b) To the Best Knowledge of Seller and each Shareholder, there is no state of facts or any event forming the basis of any present claim against Seller not fully covered by insurance for personal injury or property damage alleged to be caused by products produced, manufactured, marketed, sold, transported or distributed by Seller or services rendered or allegedly offered by or on behalf of Seller, except for deductibles and self-insurance retentions.

         4.28 Securities Laws Matters.

              (a) Each Shareholder recognizes and understands that the Merger Consideration to be issued to the Former Seller Shareholders pursuant to the Merger (the "securities") will not be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of each Shareholder contained herein.

              (b) Each Shareholder represents and warrants that (i) such Shareholder has business knowledge and experience, such experience being based on actual participation therein, (ii) such Shareholder is capable of evaluating the merits and risks of an investment in the Merger Consideration and the suitability thereof as an investment therefor, (iii) the Merger Consideration to be acquired by such Shareholder in connection with the Merger will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) each Shareholder's residence and domicile is set forth on Schedule 4.28, (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the ILEX Parties or either of them or as to the value of the Merger Consideration and (vi) except as set forth on Schedule 4.28, each Former Seller Shareholder is an "accredited investor" within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act. Each Shareholder understands that, except for the Registration Rights Agreement among ILEX and the Shareholders of even date herewith, none of the ILEX Parties is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities.

              (c) Each Shareholder has consulted with such Shareholder's securities counsel in regard to the securities laws and is fully aware (i) of the circumstances under which such Shareholder is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. Each Shareholder has been advised by such Shareholder's securities counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Each Shareholder acknowledges that the ILEX Parties are relying upon the truth and accuracy of the representations and warranties in this Section 4.28 by such Shareholder in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

              (d) Each Shareholder has been furnished with (i) the definitive proxy statement filed with the Commission in connection with the annual meeting of stockholders of ILEX to be held on May 26, 1999, (ii) ILEX's Annual Report on Form 10-K for the year ended December 31, 1998, and (iii) ILEX's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, each as filed with the Commission under the Exchange Act. Each Shareholder has been furnished with the complete financial statements of ILEX for the fiscal years ended December 31, 1996, 1997 and 1998, respectively. Each Shareholder has been furnished with a summary description of the terms of the ILEX Stock and the ILEX Parties have made available to each Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to each Shareholder as set forth herein or for the purpose of considering the transactions contemplated hereby. ILEX has offered to make available to each Shareholder upon request at any time all exhibits filed by ILEX with the Commission as part of any of the reports filed therewith.

              (e) Each Shareholder agrees that the certificates representing such Shareholder's Merger Consideration to be acquired pursuant to the Merger will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144

         UNDER THE ACT. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Each Shareholder understands and agrees that appropriate stop transfer notations will be placed in the records of ILEX and with its transfer agent in respect of the securities which are to be issued to such Shareholder in the Merger. ILEX shall be obligated to reissue promptly unlegended certificates and remove any stop-transfer instructions at the request of a Shareholder if such Shareholder shall have obtained an opinion of counsel at such Shareholder's expense (which counsel may be counsel to ILEX) reasonably acceptable to ILEX to the effect that the subject securities or a portion of the subject securities may lawfully be transferred without registration, qualification or legend.

         5. REPRESENTATIONS AND WARRANTIES OF THE ILEX PARTIES. The ILEX Parties jointly and severally represent and warrant to the Shareholders as follows:

         5.1 Purchaser Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital stock of Purchaser consists of 1,000 shares of common stock, $.01 par value ("Purchaser Stock"), of which 1,000 shares are outstanding as of the date hereof. All of the outstanding Purchaser Stock is held of record and beneficially by ILEX Products. All outstanding Purchaser Stock is duly authorized and issued in compliance with all federal, state and foreign securities laws. True and correct copies of the stock records of Purchaser, showing all issuances and transfers of shares of capital stock of Purchaser since inception, have been provided to Seller. There are outstanding on the date hereof no rights of first refusal, preemptive rights, conversion rights, options, warrants or other rights to acquire, directly or indirectly, capital stock from Purchaser.

         5.2 ILEX Incorporated. ILEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital stock of ILEX consists of 60,000,000 shares of ILEX Stock of which 12,979,678 shares are outstanding as of the date hereof, and 10,000,000 shares of preferred stock, $.01 par value, none of which shares are issued as of the date hereof. Except (i) as set forth in the SEC Documents or (ii) for options granted pursuant to the stock option plans of ILEX, there are outstanding on the date hereof no rights of first refusal, preemptive rights, conversion rights, options, warrants or other rights to acquire, directly or indirectly, capital stock from ILEX. Since March 31, 1999, ILEX has granted options to purchase 75,151 shares of ILEX Stock.

         5.3 ILEX Products Incorporation. ILEX Products is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital stock of ILEX Products consists of 1,000 shares of common stock, $.01 par value ("Products Stock"), of which 1,000 shares are outstanding as of the date hereof. All of the outstanding Products Stock is held of record and beneficially by ILEX. There are outstanding on the date hereof no rights of first refusal, preemptive rights, conversion rights, options, warrants or other rights to acquire, directly or indirectly, capital stock from ILEX Products.

         5.4 Authorization. The ILEX Parties have full legal right, power and authority, corporate and otherwise, to enter into this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement and the performance by the ILEX Parties of the transactions contemplated herein have been duly authorized by all requisite corporate action of the ILEX Parties and is the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity, and will not result in the default or breach of any material agreement or instrument to which any of the ILEX Parties is a party.

         5.5 Brokers and Finders. No broker or finder has acted for the ILEX Parties in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the ILEX Parties.

         5.6 Authorization for Merger Consideration. ILEX has taken all necessary action to permit it to issue the number of shares of Merger Consideration required to be issued pursuant to the terms of this Agreement. The shares of Merger Consideration issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Merger Consideration issuable pursuant to this Agreement will, when issued, be listed on The Nasdaq National Market.

         5.7 SEC Documents. ILEX has provided to Seller and each Shareholder its Annual Report on Form 10-K for the year ended December 31, 1998, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and its proxy statement with respect to the Annual Meeting of Stockholders to be held on May 26, 1999 (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of ILEX included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of ILEX and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information for normal year-end adjustments).

         5.8 Events Since March 31, 1999. Except as set forth on Schedule 5.8 or as otherwise publicly disclosed, since March 31, 1999, there has not been any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the ILEX Parties, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse.

         6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER AND EACH SHAREHOLDER.

              (a) All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller or any Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller and each Shareholder hereunder. All indemnifications, representations and warranties made by Seller and/or any Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Time for a period of [one (1)] year (or such longer period as is provided for herein) regardless of any investigation at any time made by or on behalf of the ILEX Parties. The covenants and agreements made by Seller and/or any Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

              (b) All statements of fact contained in the Agreement or in any written statement (including financial Statements), certificate, schedule or other document delivered by or on behalf of the ILEX Parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the ILEX Parties hereunder. All indemnifications, representations and warranties made by the ILEX Parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Time. The covenants and agreements made by the ILEX Parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         7. CONDITIONS TO OBLIGATION TO CLOSE

         7.1 Conditions to Obligation of the ILEX Parties. The obligation of the ILEX Parties to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

              (a) all representations and warranties of any Shareholder and Seller contained in this Agreement (including the Schedules hereto), and all written information delivered to the ILEX Parties by any Shareholder and Seller on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

              (b) Seller and the Shareholders shall have procured all of the third party consents required in connection with the consummation of the transactions contemplated hereby;

              (c) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of ILEX to control Seller, (iv) affect adversely the right of Seller to own its assets and to operate its businesses, (v) require or could reasonably be expected to require any divestiture by Seller of a portion of its business that ILEX in its reasonable judgment believes will have a material adverse effect on the Seller or (vi) imposes any condition upon the Seller that in ILEX's reasonable judgment
(x) would be materially burdensome to the Seller or (y) would materially increase the costs incurred or that will be incurred by ILEX as a result of consummating the merger and the other transactions contemplated hereby (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

              (d) Seller and the Shareholders shall have delivered to ILEX a certificate to the effect that each of the conditions specified above in Section 7.1(a) through (c) is satisfied in all respects;

              (e) Seller shall have entered into license agreements in form and substance reasonably acceptable to the ILEX Parties with each of ARCH Development and Beth Israel Deaconess Medical Center;

              (f) ILEX shall have received from counsel to Seller an opinion in form and substance reasonably acceptable to ILEX, addressed to ILEX, and dated as of the Closing Date;

              (g) all actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to ILEX;

              (h) the board of directors of the ILEX parties shall have approved this Agreement and the consummation by the ILEX Parties of the transactions contemplated hereby;

              (i) all actions to be taken by Seller and the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to ILEX;

              (j) as of the Closing Date, no shareholder of Seller shall have demanded or otherwise purported to exercise dissenter's rights, if any, pursuant to Delaware law with respect to all or any portion of the Seller Stock;

              (k) each of Vikas Sukhatme, Raghuram Kalluri, Donald Kufe and Ralph Weichselbaum shall have entered into consulting agreements in the form attached hereto as Exhibit 7.1(k) (the "Consulting Agreement"); and

              (l) Glenn C. Rice shall have entered into an employment agreement in the form attached hereto as Exhibit 7.1(l);

         ILEX may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

         7.2 Conditions to Obligation of Seller and the Shareholders. The obligation of Seller and the Shareholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (a) all representations and warranties of the ILEX Parties contained in this Agreement, and all written information delivered to Seller by the ILEX Parties on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

              (b) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

              (c) ILEX shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 7.2(a) and (b) is satisfied in all respects;

              (d) Seller shall have received from the general counsel of ILEX an opinion in form and substance reasonably satisfactory to the Seller, addressed to Seller, and dated as of the Closing Date;

              (e) all actions to be taken by ILEX in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller;

              (f) The Board of Directors of Seller shall have approved this Agreement and the consummation by Seller of the transactions contemplated hereby; and

              (g) Seller and the Shareholders shall have procured all of the third party consents required in connection with the consummation of the transactions contemplated hereby.

         Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

         8. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period following the
Closing:

         8.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 9). Seller and each Shareholder acknowledge and agree that from and after the Closing ILEX will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Seller.

         8.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article 9).

         8.3 Transition. Seller and each Shareholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Seller from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with the Seller prior to the Closing. Seller and each Shareholder will refer all customer inquiries relating to the businesses of the Seller to ILEX from and after the Closing.

         8.4 Intellectual Property Assignment. Although acknowledged by all parties as also fully enabled by the Merger memorialized by this Agreement, Seller shall also execute a separate assignment to Purchaser of all of Seller's right, title and interest in and to Intellectual Property. This separate assignment shall be set forth as Exhibit 8.4 to this Agreement, and recordation thereof shall be at the sole discretion of Purchaser.

         8.5 Use of Name of Seller. Immediately upon the occurrence of the Closing, Seller and Shareholders shall cease using the name "Convergence Pharmaceuticals, Inc.," "Convergence," and all derivations thereof. Seller and each Shareholder covenants and agrees that after the Closing they will not, directly or indirectly, use the name "Convergence Pharmaceuticals, Inc.," "Convergence," or any derivation thereof in connection with any business enterprise.

         8.6 Research and Development Spending. Subject to the unanimous agreement (not to be unreasonably withheld) of the Research Committee, or, in the absence of such unanimous agreement, subject to the agreement of the Scientific Advisory Board of ILEX, ILEX shall use reasonable and prudent efforts to spend no less than $7.5 million on oncological research activities related to the Intellectual Property (the "Research Funding") within 18 months following the Closing Date in accordance with the Research Funding guidelines set forth on
Exhibit 8.6 hereto.

         8.7 Seller Information. The Shareholders and Seller shall provide to ILEX all financial information of the Seller in the format required in connection with the filing of financial information of the Seller with ILEX's Current Report on Form 8-K under the Exchange Act required in connection with ILEX's acquisition of the Business.

         8.8 Board Representation. Upon execution of this Agreement, ILEX agrees to and shall name a nominee of Seller to serve as a director of ILEX (the "Nominee") until the next annual meeting or such other meeting in which directors of ILEX are elected, which Nominee shall initially be Glenn C. Rice. The Nominee shall not be entitled to compensation in the form of ILEX Stock Options in consideration for such board representation, but shall receive other consideration customarily given to ILEX board members. For so long as the Shareholders collectively own 1,000,000 shares of ILEX Stock (inclusive of the Earn-Out Shares), at each annual meeting or other meeting in which directors of ILEX are elected, ILEX agrees to and shall cause one of the Shareholders to be nominated for election as director of ILEX, the identity of which Shareholder Nominee shall be at the discretion of ILEX.

         9. INDEMNITY BY THE SHAREHOLDERS.

         9.1 Indemnification by each Shareholder. Each Shareholder, severally in proportion to its or his Pro Rata Share and not jointly, agrees to indemnify, defend and hold harmless the ILEX Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party (collectively, "General Losses"), to the extent arising out of or resulting from or relating to any inaccuracy in or breach of any representation, warranty, covenant, commitment or agreement made or undertaken by Seller or any Shareholder in this Agreement. Any claim for indemnification under this Section 9.1 must be made within two years of the Effective Time.

         9.2 Environmental Indemnification. Each Shareholder, severally in proportion to its or his Pro Rata Share and not jointly, agrees to indemnify, defend and hold harmless the ILEX Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Environmental Liabilities which may now or in the future be paid, incurred or suffered by or asserted against such party, to the extent arising out of or resulting from or relating to or in connection with (a) the acts or omissions of any Person prior to the Effective Time relating to Seller, any business currently or previously conducted by Seller, the Assets, the operations currently or previously conducted by Seller or any other assets or properties currently or previously leased or owned by Seller, or (b) any inaccuracy or breach by Seller or any Shareholder of a representation or warranty contained in
Section 4.17 hereof (collectively, "Environmental Losses"). Any claim for indemnification under this Section 9.2 must be made within two years of the Effective Time.

         9.3 Tax Indemnification. Each Shareholder, jointly and severally (except for Tsuneya Ohno, whose obligation under this Section 9.3 shall be several and in proportion to his Pro Rata Share), agrees to indemnify, defend and hold harmless the ILEX Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party to the extent arising out of or resulting from or relating to any Taxes or Tax Returns of Seller for any period, or portion thereof, up to and including the Effective Time (collectively, "Tax Losses"). Any claim for indemnification under this Section 9.3 must be made within four years of the Effective Time (the "Tax Indemnity Survival Period").

         9.4 Products Liability and Warranty Indemnification. Each Shareholder, severally in proportion to its or his Pro Rata Share and not jointly, agrees to indemnify, defend and hold harmless the ILEX Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party to the extent arising out of or resulting from or relating to any products manufactured, sold or distributed or services provided by or on behalf of Seller on or prior to the Effective Time or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of Seller on or prior to the Effective Time (collectively, "Product Losses"). Any claim for indemnification under this
Section 9.4 must be made within two years of the Effective Time.

         9.5 Indemnification by the ILEX Parties. The ILEX Parties, jointly and severally, agree to indemnify, defend and hold harmless the Shareholders and their respective heirs, successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against any such party, arising out of or resulting from or relating to any inaccuracy in or breach of any representation, warranty, covenant, commitment or agreement made or undertaken by the ILEX Parties in this Agreement. Any claim for indemnification under this Section 9.5 must be made within two years of the Effective Time.

         9.6 Limitation on Indemnification; Basket.

              (a) An Indemnitee shall not be entitled to assert any claim for indemnification under this Article 9 unless and until such time as all claims for Damages of the Indemnitee exceed $100,000 in the aggregate (the "Basket"). Once all Damages of an Indemnitee exceed the Basket, the Indemnitee shall, subject to the terms of this Article 9, be entitled to full indemnification for all Damages, including the Basket. However, this Section 9.6(a) will not apply with respect to (i) any claim based on any claim for indemnification under
Section 9.3 hereof, or (ii) any claim for indemnification based on a breach of a representation, warranty or covenant contained in Section 4.19.

              (b) The sole and exclusive remedy of the parties hereto for any claim resulting from a breach by any of the parties hereto of their respective representations, warranties, covenants or agreements made hereby or the failure by any party to perform their respective obligations under this Agreement, except as otherwise provided in the Non-Competition Agreement described on
Exhibit 2.11 and Article 10 below, shall be a claim under this Article 9. The parties hereby waive any provision of law to the extent that it would limit or restrict the agreements set forth in this Article 9.

              (c) The parties hereto agree to treat any indemnity payment made pursuant to Sections 9.1 through 9.6 as an adjustment to the Merger Consideration for tax purposes.

              (d) The parties hereto agree that the aggregate claims resulting from a breach or multiple breaches by any of the parties hereto of their respective representations, warranties, covenants or agreements made hereby or the failure by any party to perform their respective obligations under this Agreement, except as otherwise provided in the Non-Competition Agreement described on Exhibit 2.11 and Article 10 below, shall not exceed $10,000,000.

              (e) The parties hereto agree that, except as provided in Section 9.3, the indemnity obligations of the Shareholders made under this Article 9 shall be allocated among the Shareholders based on each Shareholder's Pro Rata Share as of the Closing Date.

         9.7 Procedure. All claims for indemnification or payment under this
Article 9 shall be asserted and resolved as follows:

              (a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

              (b) The obligations and liabilities of an Indemnitor under this
Article 9 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 9 ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third-Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third-Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. Subject to the condition that notice be delivered prior to the expiration of one year after the Effective Time, failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period. In the event the Indemnitor assumes the defense against any such Third-Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third-Party Claim, the Indemnitor shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. The Indemnitor understands that if such Third-Party Claim results in an obligation to indemnify hereunder, Damages shall include all reasonable costs and expenses of such defense. No Third-Party Claim may be settled by Indemnitor without the written consent of the Indemnitee;

provided, however, if the Indemnitor offers to settle a Third-Party Claim for a dollar amount (the "Offer Amount"), and the Indemnitee does not consent to such settlement, then the Indemnitor's indemnification liability for such Third-Party Claim shall not exceed the Offer Amount. So long as the Indemnitor is vigorously contesting any such Third-Party Claim in good faith, the Indemnitee shall not pay or settle such claim without the Indemnitor's consent, which consent shall not be unreasonably withheld. Written notice of any proposed settlement of any such claim and the material terms thereof shall be delivered by Indemnitor to Indemnitee at least ten Business Days prior to any settlement of any such claim.

              (c) If a claim for indemnity is provided pursuant to this Article 9 by an Indemnitee and the Indemnitor does not pay such claim or object to such claim within 15 Business Days after notice is received by the Indemnitor, such claim shall be deemed agreed to by the Indemnitor. If the Indemnitor shall object to such claim, a written notice of such objection setting forth in reasonable detail the basis for such objection shall be provided to the Indemnitee and such dispute shall be resolved in accordance with Section 12.11 hereof. In addition, if the claim shall have been determined to have been a valid claim, Damages shall include interest at the prime rate as quoted from time to time by The Frost National Bank (San Antonio), N.A. (the "Prime Rate") from the date the claim is first made until fully paid on all out-of-pocket expenses incurred by the Indemnitee with respect to such claim.

         9.8 Payment. Payment of any amounts due pursuant to this Article 9 shall be made within ten Business Days after resolution of the claim.

         9.9 Failure to Pay Indemnification. If Indemnitor fails or refuses to pay any amount due under this Article 9, the Indemnitee shall proceed in accordance with the arbitration provisions of Section 12.11 hereof; provided, however, that in the case of indemnification for a Third-Party Claim, such matter need not be resolved by arbitration until the underlying Third-Party Claim is finally resolved.

         9.10 Cooperation. The Indemnitor and the Indemnitee shall cooperate with each other with regard to any indemnification obligation under this Article 9 and each shall attempt to make available to the other on a reasonable basis all personnel records, materials and information in its possession or under its control as is reasonably requested by the other.

         10. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Each Shareholder recognizes and acknowledges that he has and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, lists of customers, software designs, system specifications, trade secrets, Software source code, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Each Shareholder as to itself agrees that he will, and will cause his Associates, Affiliates and representatives, to keep confidential and not disclose to any other Person or use for his own benefit or for the benefit of any other Person, and he will use his best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser; provided, however, such limitation shall not apply to any information which (i) is then generally known to the public; (ii) become or becomes generally known to the public through no fault of a Shareholder, his Associates, Affiliates and representatives, and (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Seller or a Shareholder may have entered into certain confidentiality agreements with third parties regarding the possible sale of Seller or its Business. Seller and/or such Shareholder has previously requested that all such third parties return to Seller all confidential information provided to such parties by or on behalf of Seller or such Shareholder or that such information be destroyed. At the Closing, Seller shall assign all of its rights in and to any such confidentiality agreements to Purchaser. Each Shareholder acknowledges that in the event of a breach or threatened breach by a Shareholder of any of the provisions contained in this
Article 10, the ILEX Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to ascertain, and therefore, the ILEX Parties will not have an adequate remedy at law. Accordingly, the ILEX Parties shall be entitled to such injunctive relief or other equitable relief, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such actual or threatened breach. The foregoing shall be in addition to and without prejudice to any other rights that the ILEX Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for and recover money damages.

         11. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

         (a)      If to Purchaser or ILEX, at:

                  ILEX Oncology, Inc.
                  11550 I.H. 10 West, Suite 100
                  San Antonio, Texas 78230
                  Attention: Richard L. Love
                  Facsimile No.: (210) 949-8227

                  With a copy to:

                  Fulbright & Jaworski L.L.P.
                  300 Convent Street, Suite 2200
                  San Antonio, Texas 78205
                  Attention: Phillip M. Renfro
                  Facsimile No.: (210) 270-7205

         (b)      If to Seller, at:

                  Convergence Pharmaceuticals, Inc.
                  20 Overland Street, 2nd Floor
                  Boston, MA 02215
                  Attention: Glenn C. Rice
                  Facsimile No.: (617) 262-7184

                  With a copy to:

                  Perkins Coie LLP
                  135 Commonwealth Drive, Suite 250
                  Menlo Park, CA 94025
                  Attention: Edward J. Wes, Jr.
                  Facsimile No.: (650) 752-6000

         (c)      If to Sukhatme, at:

                  Vikas Sukhatme
                  Beth Israel Deaconess Medical Center
                  Harvard Medical School
                  330 Brookline Avenue
                  Boston, MA 02215
                  Facsimile No.: (617) 667-7843

                  With a copy to:

                  Perkins Coie LLP
                  135 Commonwealth Drive, Suite 250
                  Menlo Park, CA 94025
                  Attention: Edward J. Wes, Jr.
                  Facsimile No.: (650) 752-6000

         (d)      If to Raghuram Kalluri, at:

                  Raghuram Kalluri
                  Beth Israel Deaconess Medical Center
                  Harvard Medical School
                  330 Brookline Avenue
                  Boston, MA 02215
                  Facsimile No.: (617) 975-5663

                  With a copy to:

                  Perkins Coie LLP
                  135 Commonwealth Drive, Suite 250
                  Menlo Park, CA 94025
                  Attention: Edward J. Wes, Jr.
                  Facsimile No.: (650) 752-6000

         (e)      If to Ralph Weichselbaum, at:

                  Ralph Weichselbaum
                  Department of Radiation Oncology
                  University of Chicago
                  5758 S. Maryland, MC9006
                  Chicago, IL 60637
                  Facsimile No.: (773) 834-7233

                  With a copy to:

                  Perkins Coie LLP
                  135 Commonwealth Drive, Suite 250
                  Menlo Park, CA 94025
                  Attention: Edward J. Wes, Jr.
                  Facsimile No.: (650) 752-6000

         (f)      If to Donald Kufe, at:

                  Donald Kufe
                  Dana Farber Medical Center
                  Harvard Medical Center
                  44 Binney Street
                  Boston, MA 02115
                  Facsimile No.: (617) 632-2934

                  With a copy to:

                  Perkins Coie LLP
                  135 Commonwealth Drive, Suite 250
                  Menlo Park, CA 94025
                  Attention: Edward J. Wes, Jr.
                  Facsimile No.: (650) 752-6000

         (g)      If to Glenn C. Rice, at:

                  Glenn C. Rice
                  325 Moseley Road
                  Hillsborough, CA 94010
                  Facsimile No.: (650) 401-7242

                  With a copy to:

                  Perkins Coie LLP
                  135 Commonwealth Drive, Suite 250
                  Menlo Park, CA 94025
                  Attention: Edward J. Wes, Jr.
                  Facsimile No.: (650) 752-6000

         (h)      If to Tsuneya Ohno, at:

                  Tokyo Jikei University
                  3-25-8 Nishi-Shinbashi
                  Minato-Ku Tokyo 105
                  Facsimile No.: 03 3434 1629

                  With a copy to:

                  Perkins Coie LLP
                  135 Commonwealth Drive, Suite 250
                  Menlo Park, CA 94025
                  Attention: Edward J. Wes, Jr.
                  Facsimile No.: (650) 752-6000

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Article 11 shall be effective (x) when delivered, if delivered personally, (y) 24 hours after sending, if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device, and (z) 5 business days after mailing, if mailed.

         12. GENERAL PROVISIONS.

         12.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to conflict-of-laws rules as applied in Texas. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         12.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration pursuant to the provisions of Section
12.11 to determine and effect such appropriate equitable amendments.

         12.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         12.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         12.5 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         12.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

         12.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

         12.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         12.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         12.10 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

         12.11 Arbitration. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that, prior to the Effective Time, any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. Except for the provisions of Article 10 of this Agreement dealing with restrictive covenants and non-disclosure of confidential information, with respect to which the ILEX Parties expressly reserve the right to petition a court directly for injunctive and other relief, any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to this Agreement after the Effective Time, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. ss.ss.1-15, as amended. The terms of the commercial arbitration rules of the American Arbitration Association shall apply except to the extent they conflict with the provisions of this paragraph. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three independent arbitrators. Otherwise, the arbitration shall be conducted by a single independent arbitrator. The parties shall endeavor to select independent arbitrators by mutual agreement. If such agreement cannot be reached within 30 calendar days after a dispute has arisen which is to be decided by arbitration, the selection of the arbitrator(s) shall be made in accordance with Rule 13 of the Rules as presently in effect. If three arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three arbitrators as provided hereinabove, then each such arbitrator shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made 30 days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto. Each party shall be entitled to inspect and obtain a copy of non-privileged relevant documents in the possession or control of the other party. All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. Each party shall be entitled to take one deposition. Each party shall be entitled to submit one set of interrogatories which require no more than 30 answers. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) shall require the non-prevailing party to pay the prevailing party's attorneys' fees and costs incurred in connection with the arbitration. It is further agreed that any of the parties hereto may petition the United States District Court for the District of Colorado, Denver Division, for a judgment to be entered upon any award entered through such arbitration proceedings. All arbitration proceedings shall be conducted in Denver, Colorado.

         12.12 Effect of Due Diligence. No investigation by or on behalf of the ILEX Parties into the business, operations, prospects, assets or condition (financial or otherwise) of the Seller shall diminish in any way the effect of any representations or warranties made by Seller and each Shareholder in this Agreement or shall relieve Seller or any Shareholder of any of its or his obligations under this Agreement.

         12.13 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of ILEX and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         12.14 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         12.15 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         12.16 Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         12.17 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         12.18 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         IN WITNESS WHEREOF, the parties have executed this Plan of Merger and Acquisition Agreement as of the date first above written.

                                        PURCHASER:

                                        ILEX ACQUISITION, INC.



                                        By:
                                            ------------------------------------
                                               Glenn C. Rice
                                               President


                                        ILEX:

                                        ILEX ONCOLOGY, INC.



                                        By:
                                            ------------------------------------
                                               Richard L. Love,
                                               President


                                        SELLER:

                                        CONVERGENCE PHARMACEUTICALS, INC.



                                        By:
                                            ------------------------------------
                                               Glenn C. Rice,
                                               President

                                         SHAREHOLDERS:




                                         ---------------------------------------
                                          Vikas Sukhatme, Individually




                                         ---------------------------------------
                                         Raghuram Kalluri, Individually




                                         ---------------------------------------
                                         Ralph Weichselbaum, Individually




                                         ---------------------------------------
                                         Donald Kufe, Individually




                                         ---------------------------------------
                                         Glenn C. Rice, Individually




                                         ---------------------------------------
                                         Tsuneya Ohno, Individually

                                  EXHIBIT 2.11

                           NON-COMPETITION AGREEMENT.


         This Non-Competition Agreement (the "Non-Competition Agreement") is made and entered into as of the _____ day of July, 1999 by and between ILEX Oncology, Inc., a Delaware corporation ("ILEX") and _____________________ ("Shareholder"), pursuant to Section 2.11 of the Plan of Merger and Acquisition Agreement dated as of the date hereof among ILEX, ILEX Acquisition, Inc., Convergence Pharmaceuticals, Inc., Vikas Sukhatme, Raghuram Kalluri, Ralph Weichselbaum, Donald Kufe, Glenn C. Rice and Tsuneya Ohno (the "Merger Agreement"). All capitalized words used herein but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

         1. Non-Competition. In consideration of the benefits of the Merger Agreement to Shareholder and as a material inducement to the ILEX Parties to enter into the Merger Agreement and pay to the Shareholders the Merger Consideration, Shareholder hereby covenants and agrees that, commencing on the Closing Date and for three (3) years thereafter, Shareholder shall, and Shareholder shall cause his Associates, Affiliates and representatives not to, directly or indirectly, as proprietor, partner, stockholder, director, executive, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the United States in the business of developing radiation and chemotherapy sensitizers for the treatment of cancer (the "Field"); provided, however, the foregoing shall not prohibit each Shareholder, his Associates, Affiliates and representatives from (i) purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the ILEX Parties, so long as such Shareholder, his Associates, Affiliates and representatives do not participate in any way in the management, operation or control of such entity; or (ii) accepting research grants for, consulting with and/or serving on scientific advisory boards for other persons or entities (A) which are "for profit" entities (the For-Profit Relationships"), provided that Shareholder has obtained the prior written consent of the Chief Executive Officer of ILEX; (B) which are governmental, academic or otherwise non-profit in nature or (C) which consulting relationships or scientific advisory board participations pre-date this Agreement and are listed on Schedule 1.0 attached hereto (the "Pre-Existing Relationships"). Shareholder warrants and represents to ILEX that Shareholder has no Pre-Existing Relationships except those listed on Schedule 1.0 attached hereto.

         2. Judicial Reformation. Shareholder acknowledges that, given the nature of the ILEX Parties' business, the covenants contained in Section 1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the ILEX Parties' business and to protect their legitimate business interests. If, however,
Section 1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         3. Customer Lists; Non-Solicitation. Shareholder further covenants and agrees that he shall not, and each Shareholder will cause his Associates, Affiliates and representatives not to, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of Seller or the ILEX Parties or any other information pertaining to them, provided, however, such limitation shall not apply to any information which (i) is then generally known to the public, (ii) become or becomes generally known to the public through no fault of a Shareholder, his Associates, Affiliates and representatives, and (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law, (b) take away or attempt to take away any clients or customers of Seller or the ILEX Parties, nor (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of Seller or the ILEX Parties.

         4. Covenants Independent. The covenants of Shareholder contained in Sections 1, 2 and 3 of this Agreement will be construed as independent of any other provision in this Agreement or the Merger Agreement, and the existence of any claim or cause of action by Shareholder against the ILEX Parties will not constitute a defense to the enforcement by the ILEX Parties of said provisions. Each Shareholder understands that the provisions contained in Sections 1, 2 and 3 are essential elements of the transactions contemplated by the Merger Agreement and, but for the agreement of each Shareholder to be bound by the provisions of Sections 1, 2 and 3, the ILEX Parties would not have agreed to enter into the Merger Agreement and the transactions contemplated therein. Shareholder has been advised to consult with, and represents that he has consulted with, counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 1, 2 and 3, and Shareholder acknowledges that the provisions of Sections 1, 2 and 3 are reasonable in all respects.

         5. Remedies. Shareholder acknowledges that in the event of a breach or a threatened breach by a Shareholder of any of the provisions contained in Sections 1, 2 or 3 of this Agreement, the ILEX Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to ascertain, and therefore, the ILEX Parties will not have an adequate remedy at law. Accordingly, the ILEX Parties shall be entitled to such injunctive relief or other equitable relief, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such actual or threatened breach. The foregoing shall be in addition to and without prejudice to any other rights that the ILEX Parties may have under this Agreement or the Merger Agreement.

         6. Miscellaneous.

         6.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given upon hand delivery or upon deposit in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, as follows:

         If to ILEX:

                  ILEX Oncology, Inc.
                  11550 I.H. 10 West, Suite 100
                  San Antonio, TX  78230-1064
                  Attention:  Richard L. Love

         If to Shareholder:

                  ------------------------------

                  ------------------------------

                  ------------------------------

         With a copy to:

                  Perkins Coie LLP
                  135 Commonwealth Drive, Suite 250
                  Menlo Park, CA 94025
                  Attention: Edward J. Wes, Jr.

or at such other address as shall have been furnished to the other in writing in accordance herewith, except that such notice of such change shall be effective only upon receipt.

         6.2 Amendments and Waiver. This Agreement may be amended or modified by, and only by, a written instrument executed by all the parties hereto. The terms of this Agreement may be waived by, and only by, a written instrument executed by the party against whom such waiver is sought to be enforced.

         6.3 Section and Other Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         6.5 Severability. If any part or provision of this Agreement is or shall be deemed violative of any applicable laws, rules or regulations, such legal invalidity shall not void this Agreement or affect the remaining terms and provisions of this Agreement, and this Agreement shall be construed and interpreted to comport with all such laws, rules or regulations to the maximum extent possible.

         6.6 Applicable Law. This Agreement has been accepted and made performable in Bexar County, Texas. This Agreement and the rights and obligations of the parties hereto shall be construed under and governed by the laws of the State of Texas, without giving effect to principles of conflict of laws. The exclusive venue for resolution of any dispute between the parties related to the subject matter of this Agreement shall be in Bexar County, Texas.



                         [signatures on following page]

         EXECUTED as of the day and year first above written.

                                      ILEX ONCOLOGY, INC.


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------


                                      SHAREHOLDER:



                                      ------------------------------------------
                                      [name]